NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Matt Downing
Mayfield Village, Ohio 44143	(440) 395-4222
http://www.progressive.com

PROGRESSIVE REPORTS MARCH RESULTS

MAYFIELD VILLAGE, OHIO -- April 9, 2014 -- The Progressive Corporation (NYSE:PGR) today reported the following results for March and the first quarter 2014:

		Month			Quarter
(millions, except per share amounts and ratios; unaudited)	2014	2013	Change	2014	2013	Change

Net premiums written	$1,563.9	$1,419.0	10%	$4,681.0	$4,449.4	5%
Net premiums earned	$1,374.9	$1,303.3	5%	$4,402.3	$4,179.3	5%
Net income	$118.5	$74.2	60%	$321.3	$308.6	4%
Per share	$.20	$.12	62%	$.54	$.51	5%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$38.6	$18.7	106%	$119.4	$80.6	48%
Combined ratio	91.8	94.9	(3.1) pts.	93.4	92.4	1.0 pts.
Average diluted equivalent shares	596.7	604.0	(1)%	597.7	604.4	(1)%

(thousands; unaudited)	March	March	Change
	2014	2013
Policies in Force:
Agency – auto	4,911.8	4,839.4	1%
Direct – auto	4,384.1	4,094.7	7%
Total personal auto	9,295.9	8,934.1	4%
Total special lines	3,982.9	3,935.8	1%
Total Personal Lines	13,278.8	12,869.9	3%
Total Commercial Lines	509.4	519.6	(2) %

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
March 2014
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,563.9

Revenues:
Net premiums earned	$1,374.9
Investment income	36.0
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0
Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	38.6
Total net realized gains (losses) on securities	38.6
Fees and other revenues	23.1
Service revenues	3.8
Total revenues	1,476.4

Expenses:
Losses and loss adjustment expenses	986.7
Policy acquisition costs	114.6
Other underwriting expenses	183.7
Investment expenses	1.4
Service expenses	3.5
Interest expense	8.9
Total expenses	1,298.8

Income before income taxes	177.6
Provision for income taxes	59.1
Net income	118.5

Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0
Other net unrealized gains (losses) on securities	(25.6)
Total net unrealized gains (losses) on securities	(25.6)
Net unrealized gains on forecasted transactions	(.1)
Foreign currency translation adjustment	0
Other comprehensive income (loss)	(25.7)
Total comprehensive income	$92.8

1See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2013 audited consolidated financial statements included in our 2013 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
March 2014
(millions)
(unaudited)

	Year-to-Date
	2014	2013	% Change

Net premiums written	$4,681.0	$4,449.4	5

Revenues:
Net premiums earned	$4,402.3	$4,179.3	5
Investment income	103.3	100.5	3
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0	(.2)	(100)
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0	0	NM
Net impairment losses recognized in earnings	0	(.2)	(100)
Net realized gains (losses) on securities	119.4	80.8	48
Total net realized gains (losses) on securities	119.4	80.6	48
Fees and other revenues	72.8	68.4	6
Service revenues	9.8	8.4	17
Total revenues	4,707.6	4,437.2	6

Expenses:
Losses and loss adjustment expenses	3,205.9	2,985.5	7
Policy acquisition costs	369.0	358.9	3
Other underwriting expenses	610.4	585.6	4
Investment expenses	4.1	4.9	(16)
Service expenses	9.7	8.6	13
Interest expense	26.7	30.6	(13)
Total expenses	4,225.8	3,974.1	6

Income before income taxes	481.8	463.1	4
Provision for income taxes	160.5	154.5	4
Net income	321.3	308.6	4

Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0.2		(100)
Other net unrealized gains (losses) on securities	(.1)	99.0	(100)
Total net unrealized gains (losses) on securities	(.1)	99.2	(100)
Net unrealized gains on forecasted transactions	(.3)	(.3)	0
Foreign currency translation adjustment	0	(.2)	(100)
Other comprehensive income (loss)	(.4)	98.7	(100)
Total comprehensive income	$320.9	$407.3	(21)

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
March 2014
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	Current	Year-to-Date
	Month	2014	2013

Net income	$118.5	$321.3	$308.6
Per share:
Basic	$.20	$.54	$.51
Diluted	$.20	$.54	$.51

Comprehensive income	$92.8	$320.9	$407.3
Per share:
Diluted	$.16	$.54	$.67

Average shares outstanding - Basic	592.7	593.9	600.6
Net effect of dilutive stock-based compensation	4.0	3.8	3.8
Total equivalent shares - Diluted	596.7	597.7	604.4

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2014	2013
Fully taxable equivalent (FTE) total return:
Fixed-income securities	.1%	1.3%	.9%
Common stocks	.9%	2.1%	10.6%
Total portfolio	.2%	1.4%	2.1%

Pretax annualized investment income book yield	2.7%	2.5%	2.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
March 2014
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$763.4	$641.5	$1,404.9	$159.0	$0	$1,563.9
% Growth in NPW	8%	13%	11%	7%	NM	10%
Net Premiums Earned	$686.9	$552.8	$1,239.7	$135.2	$0	$1,374.9
% Growth in NPE	5%	8%	6%	2%	NM	5%

GAAP Ratios
Loss/LAE ratio	70.4	71.5	70.9	79.9	NM	71.8
Expense ratio	19.1	20.8	19.8	21.6	NM	20.0
Combined ratio	89.5	92.3	90.7	101.5	NM	91.8

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(.3)
Current accident year						(7.1)
Calendar year actuarial adjustment	$(3.6)	$(1.2)	$(4.8)	$(2.6)	$0	$(7.4)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(.3)
All other development						(39.8)
Total development						$(40.1)

Calendar year loss/LAE ratio						71.8
Accident year loss/LAE ratio						68.9

Statutory Ratios
Loss/LAE ratio						71.7
Expense ratio						19.1
Combined ratio						90.8

1 The other businesses generated an underwriting loss of $0.2 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
March 2014
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$2,292.6	$1,926.6	$4,219.2	$461.8	$0	$4,681.0
% Growth in NPW	4%	8%	6%	0%	NM	5%
Net Premiums Earned	$2,203.2	$1,762.2	$3,965.4	$436.9	$0	$4,402.3
% Growth in NPE	5%	7%	6%	2%	NM	5%

GAAP Ratios
Loss/LAE ratio	72.3	74.4	73.2	69.3	NM	72.8
Expense ratio	19.6	21.6	20.5	21.3	NM	20.6
Combined ratio	91.9	96.0	93.7	90.6	NM	93.4

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$19.4
Current accident year						(13.9)
Calendar year actuarial adjustment	$(.4)	$.8	$.4	$5.1	$0	$5.5

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$19.4
All other development						(82.3)
Total development						$(62.9)

Calendar year loss/LAE ratio						72.8
Accident year loss/LAE ratio						71.4

Statutory Ratios
Loss/LAE ratio						72.8
Expense ratio						20.0
Combined ratio						92.8

Statutory Surplus						$6,302.6

NM = Not Meaningful

1 Year to date, the other businesses generated an underwriting loss of $0.7 million.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

March
2014
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $12,335.8)	$12,506.2
Equity securities:
Nonredeemable preferred stocks[1](cost: $460.7)	737.9
Common equities (cost: $1,252.7)	2,278.7
Short-term investments (amortized cost: $1,872.9)	1,872.9
Total investments[2,3]	17,395.7
Net premiums receivable	3,515.9
Deferred acquisition costs	466.9
Other assets[2,4]	2,936.9
Total assets	$24,315.4

Unearned premiums	$5,460.1
Loss and loss adjustment expense reserves[4]	8,592.6
Other liabilities	1,962.8
Debt	1,861.3
Shareholders' equity	6,438.6
Total liabilities and shareholders' equity	$24,315.4

Common shares outstanding	593.1
Shares repurchased - March	1.2
Average cost per share	$23.81
Book value per share	$10.86
Trailing 12-month return on average shareholders' equity
Net income	17.9%
Comprehensive income	17.6%
Net unrealized pretax gains (losses) on investments	$1,456.8
Increase (decrease) from February 2014	$(39.4)
Increase (decrease) from December 2013	$(.1)
Debt-to-total capital ratio	22.4%
Fixed-income portfolio duration	1.7 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.02

1 As of March 31, 2014, we held certain hybrid securities and recognized a change in fair value of $16.8 million as a realized gain during the period we held these securities.

2 Total investments exclude $350.0 million of net unsettled security transactions, which are included in “other assets” as of March 31, 2014.

3 Includes $0.8 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.

4 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,077.0 million, which are included in "other assets."

Monthly Commentary

•
As discussed in February's release, business generated on March 1, 2014, which is typically a high premium volume day, fell in fiscal March results; in 2013, March 1 fell in fiscal February. Therefore, it may be more prudent to analyze written premium growth on a quarterly basis.

•
The unfavorable prior accident year development we experienced during March was primarily related to loss adjustment expense reserve development in our personal auto business, as well as increases in our case and incurred but not recorded reserves in our Commercial Lines business, principally the higher limit, specialty truck business.

Events

We plan to release April results on Wednesday, May 14, 2014.

Our 2014 Annual Investor Relations Meeting is scheduled to be held on Thursday, May 15, 2014 at 1:00 p.m. eastern time. To register for the webcast and view upcoming events, visit the "Calendar of Events" page on our website at
http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach it whenever, wherever, and however it’s most convenient—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats and recreational vehicles, as well as home insurance from select carriers. It’s the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or  governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments, including, but not limited to, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.